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                                                                       Exhibit 5

               [LETTERHEAD OF HOUSLEY KANTARIAN & BRONSTEIN, PC]


                                January 27, 1997



Board of Directors
Rocky Ford Financial, Inc.
801 Swink Avenue
Rocky Ford, Colorado  81067-0032

     RE:  Registration Statement on Form SB-2

Ladies and Gentlemen:

     You have requested our opinion as special counsel to First Lancaster Bancshares, Inc. (the "Corporation") in connection with the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").
The Registration Statement relates to shares of common stock of the Corporation (the "Common Stock") to be issued in connection with the simultaneous conversion of Rocky Ford Federal Savings and Loan Association from mutual to stock form and reorganization into the holding company form of ownership as a wholly owned subsidiary of the Corporation (the "Conversion").

     In rendering this opinion, we understand that the Common Stock will be offered and sold in the manner described in the Prospectus which is a part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the shares of Common Stock will, when issued and sold as contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading "Legal Opinions."

                                   Very truly yours,

                                   HOUSLEY KANTARIAN & BRONSTEIN, P.C.



                                   By: /s/ Howard S. Parris
                                       -------------------------------
                                       Howard S. Parris